UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 20, 2017

Popeyes Louisiana Kitchen, Inc.

(Exact name of registrant as specified in its charter)

Minnesota	000-32369	58-2016606
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Perimeter Center Terrace, Suite 1000, Atlanta, Georgia	30346
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (404) 459-4450

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On February 21, 2017, Popeyes Louisiana Kitchen, Inc., a Minnesota corporation (the “Company”), entered into a definitive Agreement and Plan of Merger (the “Merger Agreement”) with Restaurant Brands International Inc., a corporation existing under the laws of Canada (“Parent”), Restaurant Brands Holdings Corporation, a corporation existing under the laws of the Province of Ontario (“Intermediate Parent”), and Orange, Inc., a Minnesota corporation and an indirect subsidiary of Parent (“Sub”).

The Merger Agreement provides that, upon the terms and subject to the conditions set forth in the Merger Agreement, Sub will commence a cash tender offer (the “Offer”) to purchase all the outstanding shares of the common stock, par value $0.01 per share, of the Company (the “Shares”), for a purchase price of $79.00 per share in cash, without interest (the “Offer Price”), subject to the terms and conditions of the Merger Agreement. Following the closing of the Offer, Sub will merge with and into the Company (the “Merger”), with the Company continuing as the surviving corporation in the Merger. The Merger Agreement also provides that the Merger may be consummated regardless of whether the Offer is completed, but if the Offer is not completed, the Merger will only be consummated after the shareholders of the Company have adopted and approved the Merger Agreement at a meeting of shareholders.

Pursuant to the terms and subject to the conditions set forth in the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each outstanding Share (other than Shares (a) issued and outstanding immediately prior to the Effective Time that are directly owned by Sub at such time (including all Shares accepted for payment pursuant to the Offer, whether or not such shares are registered in the name of Sub or any of its affiliates as of the Effective Time) or by any subsidiary of the Company and (b) as to which dissenters rights have been perfected (and not withdrawn) in accordance with applicable law) will be converted into the right to receive the Offer Price in cash, without interest.

At the Effective Time:

•	each unexercised option to acquire Shares that is outstanding immediately prior to the Effective Time will be canceled, with the holder thereof becoming entitled to receive, an amount in cash, without interest, equal to (a) the excess, if any, of (i) the Offer Price over (ii) the exercise price per Share subject to such option multiplied by (b) the number of Shares subject to such option;

•	each Share that was subject to restricted share unit awards that was subject to service-based vesting or delivery requirements (an “RSU”) and that is outstanding immediately prior to the Effective Time will be canceled, with the holder thereof becoming entitled to receive an amount in cash, without interest, equal to (a) the Offer Price multiplied by (b) the number of Shares subject to such RSU at the Effective Time;

•	each Share that was subject to deferred delivery requirements pursuant to a deferred stock unit awards (a “DSU”) that is outstanding immediately prior to the Effective Time shall be canceled, with the holder thereof becoming entitled to receive an amount in cash, without interest, equal to (a) the Offer Price multiplied by (b) the number of Shares subject to such DSU at the Effective Time;

•	each Share that was subject to restricted stock awards that was subject to performance-based vesting or delivery requirements, assuming settlement of such awards based on the attainment of performance goals at target levels (a “PSU”), that is outstanding immediately prior to the Effective Time shall be vested as to the number of Shares issuable pursuant to such PSU (a) based upon an assumed attainment of the target level of performance applicable to such PSU (if the Effective Time occurs during the performance period applicable to such PSU) or (b) based on actual level of performance (if the Effective Time occurs after the performance period applicable to such PSU) (the “PSU Shares”), and canceled, with the holder thereof becoming entitled to receive an amount in cash, without interest, equal to (i) the Offer Price multiplied by (ii) the number of PSU Shares attributable to such PSU; and

•	each Share that was subject to restricted stock awards that were subject to service-based vesting or delivery requirements (a “Company Restricted Stock Award”) that is outstanding immediately prior to the Effective Time shall, at the Effective Time, be canceled, with the holder thereof becoming entitled to receive, on the date which the Effective Time occurs, an amount in cash, without interest, equal to (a) the Offer Price multiplied by (b) the number of Shares subject to such Company Restricted Stock Award at the Effective Time.

The Merger Agreement contains various customary representations, warranties and covenants, including, among others, covenants with respect to the conduct of each of the Company’s business prior to the closing.

The Company has also granted to Sub an option (the “Top-Up”) to purchase at a price per share equal to the Offer Price, a number of newly issued, fully paid and nonassessable Shares (the “Top-Up Shares”) equal to the lowest number of Shares that, when added to the number of Shares owned, directly or indirectly, by Sub (and, if applicable, Parent) at the time of the closing of the Top-Up, constitutes one Share more than 90% of the Shares on a fully diluted basis, but not less than one share more than 90% of the Shares outstanding immediately prior to the issuance of such Top-Up Shares; provided that the Top-Up may not be exercised to purchase an amount of Top-Up Shares in excess of the number of Shares authorized and unissued and not reserved for issuance at the time of exercise of the Top-Up.

The completion of the Offer is subject to customary conditions, including, among others: (a) that the number of Shares validly tendered and not validly withdrawn prior to the expiration of the Offer, when added to the Shares owned by Parent and its affiliates, represents at least a majority of the fully diluted shares of the company as of the expiration of the Offer (without giving effect to the closing of the Top-Up); (b) the absence of a material adverse effect on the Company; and (c) the satisfaction or waiver of other customary closing conditions as set forth in the Merger Agreement, including approval from antitrust authorities in the United States.

The Company has also agreed not to (a) solicit proposals relating to certain alternative transactions or (b) enter into discussions or negotiations or provide non-public information in connection with any proposal for an alternative transaction from a third party, subject to certain exceptions to permit the Company’s board of directors to comply with its fiduciary duties. Notwithstanding these “no-shop” restrictions, under specified circumstances the Company’s board of directors may change its recommendation and may also terminate the Merger Agreement either (i) to accept a superior proposal or (ii) in response to an intervening event, in each case upon payment of the termination fee described below.

The Merger Agreement contains termination rights for each of the Company and Parent, among others, if the Offer expires at a time when Parent is not obligated to consummate or extend the Offer under the Merger Agreement. Upon termination of the Merger Agreement under specified circumstances, including (a) a termination by the Company to accept a superior proposal that did not result from a breach of the non-solicitation provisions and enter into an agreement providing for such superior proposal immediately following or concurrently with such termination, (b) termination by Parent following (i) a change of recommendation by the board of directors of the Company, (ii) the Company’s failure to include the recommendation of the board of directors of the Company in favor of the Offer in its Schedule 14D-9 or proxy statement to be delivered to shareholders, (iii) the failure of the board of directors of the Company to reaffirm its recommendation in favor of the Offer or (iv) the commencement of a tender or exchange offer relating to the securities of the Company if the Company has not, within ten business days after the commencement of such tender or exchange offer disclosed that the Company recommends rejecting such tender or exchange offer, the Company would be required to pay Parent a termination fee of $51 million (the “Termination Fee”). Under certain additional circumstances described in the Merger Agreement, the Company must also pay Parent the Termination Fee if the Merger Agreement is terminated, a competing acquisition proposal has previously been publicly made, and the Company enters into an agreement for an alternative change of control transaction that is subsequently consummated within 12 months following such termination.

A copy of the Merger Agreement is attached hereto as Exhibit 2.1 and is incorporated herein by reference. The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement. The Merger Agreement has been attached to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company, Parent, Intermediate Parent or Sub. In particular, the assertions embodied in the representations and warranties in the Merger Agreement were made as of a specified date, are modified or qualified by information in confidential disclosure letters provided by each party to the other in connection with the signing of the Merger Agreement, may be subject to a contractual standard of materiality different from what might be viewed as material to shareholders, or may have been used for the purpose of allocating risk between the parties. Accordingly, the representations and warranties in the Merger Agreement are not necessarily characterizations of the actual state of facts about the Company, Parent, Intermediate Parent or Sub at the time they were made or otherwise and should only be read in conjunction with the other information that the Company makes publicly available in reports, statements and other documents filed with the Securities and Exchange Commission (“SEC”).

Item 3.02.	Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 regarding the Top-Up is incorporated into this Item 3.02 by reference. The Top-Up was issued without registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon the exemption from registration set forth in Section 4(a)(2) of the Securities Act.

Item 5.03	Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 20, 2017, and effective as of that date, the Company’s board of directors amended the Company’s Second Amended and Restated Bylaws (the “Bylaws”) to add a new ARTICLE XII thereto, which designates the Business Case Division of the Superior Court of Fulton County, Georgia (the “Business Court”) and, solely if the Business Court does not have or accept jurisdiction, the federal district court for the Northern District of Georgia, Atlanta Division, the District Court for the County of Hennepin, Minnesota, and the federal court for the District of Minnesota located in Minneapolis, Minnesota, as the sole and exclusive forums for certain legal actions, unless the Company consents in writing to the selection of an alternative forum.

The preceding description of the amendment to the Bylaws is qualified in its entirety by reference to the Amendment No. 3 to the Company’s Second Amended and Restated Bylaws, a copy of which is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

The Company and Parent issued a joint press release on February 21, 2017 announcing the execution of the Merger Agreement, a copy of which is attached hereto as Exhibit 99.1. In addition, the Company issued a press release on February 21, 2017 announcing that, as a result of its entry into the Merger Agreement, it has cancelled its previously scheduled fiscal 2016 earnings conference call and webcast, a copy of which release is attached hereto as Exhibit 99.2.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

2.1	Agreement and Plan of Merger, dated as of February 21, 2016, by and among Restaurant Brands International Inc., Restaurant Brands Holdings Corporation, Orange, Inc., and Popeyes Louisiana Kitchen, Inc. (Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally to the SEC a copy of any omitted schedule upon request.)

3.1	Amendment No. 3 to Second Amended and Restated Bylaws of Popeyes Louisiana Kitchen, Inc.

99.1	Press release, dated February 21, 2017.

99.2	Press release, dated February 21, 2017.

Additional Information about the Proposed Merger and Where to Find It

The proposed transaction described above has not yet commenced. This press release is not an offer to buy nor a solicitation of an offer to sell any of the Company’s securities. The solicitation and the Offer will only be made pursuant to a tender offer statement on Schedule TO, including an offer to purchase, a letter of transmittal and other related materials that Restaurant Brands International Inc. intends to file with the SEC. In addition, the Company will file with the SEC a Solicitation/Recommendation Statement on Schedule 14D-9 with respect to the proposed transaction. Once filed, investors will be able to obtain the tender offer statement on Schedule TO, the offer to purchase, the Company’s Solicitation/Recommendation Statement on Schedule 14D-9 and related materials with respect to the proposed transaction free of charge at the website of the SEC at www.sec.gov, and from the information agent named in the tender offer materials. Investors may also obtain, at no charge, any such documents filed with or furnished to the SEC by the Company under the “Investor Relations” section of the Company’s website at http://investor.popeyes.com/. INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THESE DOCUMENTS WHEN THEY BECOME AVAILABLE, INCLUDING THE SOLICITATION/ RECOMMENDATION STATEMENT OF THE COMPANY AND ANY AMENDMENTS THERETO, AS WELL AS ANY OTHER DOCUMENTS RELATING TO THE PROPOSED TRANSACTION THAT ARE FILED WITH THE SEC, CAREFULLY AND IN THEIR ENTIRETY PRIOR TO MAKING ANY DECISIONS WITH RESPECT TO WHETHER TO TENDER THEIR SHARES PURSUANT TO THE PROPOSED TRANSACTION BECAUSE THEY CONTAIN IMPORTANT INFORMATION, INCLUDING THE TERMS AND CONDITIONS OF THE PROPOSED TRANSACTION.

Forward-Looking Statements:

This current report on Form 8-K contains “forward-looking statements” within the meaning of the federal securities laws. Statements regarding future events and developments and the Company’s future performance, as well as management’s current expectations, beliefs, plans, estimates or projections relating to the future, are forward-looking statements within the meaning of these laws. Forward-looking statements are statements that do not relate strictly to historical or current facts. These statements may include words such as “guidance,” “anticipate,” “estimate,” “expect,” “forecast,” “project,” “plan,” “intend,” “believe,” “confident,” “may,” “should,” “can have,” “likely,” “future” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events.

Examples of such statements in this current report on Form 8-K include without limitation statements regarding the planned completion of the Offer and the Merger. These forward-looking statements are subject to a number of risks and uncertainties. Among the important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are: uncertainties as to the percentage of the Company’s shareholders tendering their shares in the Offer, the possibility that competing offers will be made, the possibility that various closing conditions for the Offer or the Merger may not be satisfied or waived, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the Merger, the effects of disruption caused by the transaction making it more difficult to maintain relationships with employees, collaborators, vendors and other business partners, the risk that shareholder litigation in connection with the Offer or the Merger may result in significant costs of defense, indemnification and liability, competition from other restaurant concepts and food retailers, disruptions in the financial markets, the loss of franchisees and other business partners, labor shortages or increased labor costs, increased costs of the Company’s principal food products, changes in consumer preferences and demographic trends, as well as concerns about health or food quality, the Company’s ability to protect the Company’s information systems against cyber attacks or information security breaches, the Company’s ability to protect individually identifiable data of the Company’s customers, franchisees and employees, instances of e. coli, norovirus, avian flu or other food-borne illnesses, general economic conditions, the loss of senior management and the inability to attract and retain additional qualified management personnel, limitations on the Company’s business under the Company’s 2016 Revolving Credit Facility, the Company’s ability to comply with the repayment requirements, covenants, tests and restrictions contained in its 2016 Revolving Credit Facility, failure of the Company’s franchisees, a decline in the number of franchised units, a decline in its ability to franchise new units, slowed expansion into new markets, unexpected and adverse fluctuations in quarterly results, increased government regulation, effects of volatile gasoline prices, supply and delivery shortages or interruptions, currency, economic and political factors that affect its international operations, inadequate protection of its intellectual property and liabilities for environmental contamination and the other risk factors detailed in the Company’s 2015 Annual Report on Form 10-K and other filings with the SEC, which can be found at the SEC’s website www.sec.gov. The discussions of these risks are specifically incorporated by reference in this current report on Form 8-K.

Any such forward looking statements are not guarantees of performance or results, and involve risks, uncertainties (some of which are beyond the Company’s control) and assumptions. Although the Company believes any forward looking statements are based on reasonable assumptions, you should be aware that many factors could affect the Company’s actual financial results and cause them to differ materially from those anticipated in any forward looking statements.

Any forward-looking statement made by the Company in this current report on Form 8-K speaks only as of the date on which it is made. The Company undertakes no obligation to update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: February 21, 2017

POPEYES LOUISIANA KITCHEN, INC.

By:	/s/ Harold M. Cohen
Harold M. Cohen
General Counsel, Chief Administrative Officer and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of February 21, 2016, by and among Restaurant Brands International Inc., Restaurant Brands Holdings Corporation, Orange, Inc., and Popeyes Louisiana Kitchen, Inc. (Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally to the SEC a copy of any omitted schedule upon request.)

3.1	Amendment No. 3 to Second Amended and Restated Bylaws of Popeyes Louisiana Kitchen, Inc.

99.1	Press Release, dated February 21, 2017.

99.2	Press release, dated February 21, 2017.